Exhibit 99.1

Belvedere SoCal Announces Merger of Subsidiary Banks

Company Release - 07/07/2008 15:54

PASADENA, Calif.--(BUSINESS WIRE)--

Belvedere SoCal today announced the completion of the merger of its two subsidiary banks, Professional Business Bank and Spectrum Bank, into a single bank subsidiary effective July 3, 2008. By combining the two banks, Belvedere SoCal expects to improve operational efficiency, reduce regulatory compliance costs, and consolidate vendor relationships. Both banks will continue to operate under their separate brands.

"This merger has significant benefits to our customers and shareholders and is a key step in fulfilling our vision of becoming Southern California's leading small-business focused bank," William Baribault, Chief Executive Officer of Belvedere SoCal, said. "This merger will allow us to re-align resources and focus on deepening our relationships with our existing customers, pursuing new small business customers and identifying additional attractive acquisitions."

Service for Professional Business Bank and Spectrum Bank customers will be uninterrupted as a result of the merger. As part of a migration to new accounting and information technology systems, some customers will receive upgraded account statements and documentation.

"We are thankful for all of the hard work by our employees that enabled us to complete this merger seamlessly and on schedule," Mr. Baribault said. "As a result of this merger and our strong, experienced team, we are well-positioned to take advantage of the opportunities arising from the turbulence that many of our competitors are facing."

About Belvedere SoCal

Belvedere SoCal was formed by Belvedere Capital Fund II L.P. to aggregate Southern California community bank franchises for the purpose of building the leading small business-focused community bank in the region. Belvedere SoCal is the bank holding company for Professional Business Bank and Spectrum Bank. Belvedere SoCal is traded on the OTC Bulletin Board under the ticker symbol BLVE.

About Professional Business Bank

Headquartered in Pasadena, CA, Professional Business Bank was created by business leaders for business leaders. Through its branch network and seasoned personnel, Professional Business Bank offers personal and business deposit and loan relationships. Loans are offered through commercial, construction, real estate, SBA and CalCAP lending officers. Additional information may be found at www.probizbank.com or by calling 626-395-7000.

About Spectrum Bank

Spectrum Bank provides cutting edge technological services together with the same personalized services that have been the keystone of the bank since its 1955 founding. Spectrum Bank's mission is to consistently provide professional, friendly and secure banking services for business and individual customers, who want and need their banking services provided in a caring and personal manner. Offices are located at 15615 Alton Parkway in Irvine, California; 2417 West Whittier Boulevard in Montebello, California; and 6094 Warner Avenue in Huntington Beach, California. For more information, please visit www.spectrumbank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute "forward-looking statements" that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. When used in this release, the words or phrases such as "will continue," "is anticipated," "estimate," "expect," "projected," "believes," "seeking," or similar expressions, are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect views only as of the date hereof. Neither Belvedere SoCal, Belvedere Capital, Professional Business Bank nor Spectrum Bank undertake any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Source: Belvedere SoCal